March 24, 2009

ALLIANCE DATA SIGNS MULTI-YEAR CONTRACT
WITH SPRINGSTONE FINANCIAL, LLC

•	Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year agreement with patient financing provider SpringstoneSM Financial, LLC, to provide patient financing for dental and orthodontic procedures.

•	Headquartered in Southborough, Mass., SpringstoneSM (www.springstoneplan.com) offers patient financing for dental and orthodontic procedures to a rapidly growing provider network of thousands of dental and orthodontics clinics. Currently, the market size in the United States for dental and orthodontic procedures is $57 billion.

•	Under terms of the agreement, Alliance Data will provide fully integrated patient financing services including receivables funding, credit authorization, statement generation, remittance processing, and customer service functions for Springstone. Additionally, Springstone and Alliance Data worked together to integrate Alliance Data’s account acquisition, authorization and settlement products into Springstone’s online system to allow for seamless account enrollment and loan funding for enrolled providers.

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